EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated July 1, 2020, relating to the consolidated financial statements of Worldwide Specialty Chemicals, Inc. and Subsidiaries as of and for the years ended December 31, 2019 and 2018, in this Form 8-K/A Amendment No. 1 of Lux Amber, Corp.

/s/ Whitley Penn LLP

Dallas, Texas

July 1, 2020